Exhibit 99.1
Cardinal Health, Inc. and Subsidiaries
Segment Information

	Fiscal Year 2022					Fiscal Year 2023					Fiscal Year 2024
(in millions)	Q1	Q2	Q3	Q4	Full Year	Q1	Q2	Q3	Q4	Full Year	Q1	Q2	YTD
Segment Revenue
Pharmaceutical and Specialty Solutions	$39,614	$41,166	$40,727	$43,080	$164,587	$45,550	$47,395	$46,496	$49,379	$188,820	$50,683	$53,190	$103,873
Growth Rate						15%	15%	14%	15%	15%	11%	12%	12%
Global Medical Products and Distribution	3,532	3,404	3,241	3,119	13,296	3,096	3,055	2,989	3,054	12,194	3,032	3,119	6,151
Growth Rate						(12)%	(10)%	(8)%	(2)%	(8)%	(2)%	2%	—%
Other	838	904	887	920	3,549	976	1,037	1,025	1,039	4,077	1,069	1,156	2,225
Growth Rate						16%	15%	16%	13%	15%	10%	11%	11%
Total Segment Revenue [1,2]	$43,984	$45,474	$44,855	$47,119	$181,432	$49,622	$51,487	$50,510	$53,472	$205,091	$54,784	$57,465	$112,249
Growth Rate						13%	13%	13%	13%	13%	10%	12%	11%

	Q1	Q2	Q3	Q4	Full Year	Q1	Q2	Q3	Q4	Full Year	Q1	Q2	YTD
Segment Profit
Pharmaceutical and Specialty Solutions	$375	$401	$454	$411	$1,641	$399	$435	$560	$468	$1,862	$472	$489	$961
Growth Rate						6%	8%	23%	14%	13%	18%	12%	15%
Global Medical Products and Distribution	58	(24)	(2)	(81)	(49)	(75)	(54)	(46)	13	(162)	1	(3)	(2)
Growth Rate						N.M.	N.M.	N.M.	N.M.	N.M.	N.M.	N.M.	N.M.
Other	96	99	94	105	394	99	100	106	105	410	105	103	208
Growth Rate						3%	1%	13%	—%	4%	6%	3%	5%
Total Segment Profit [1,2]	$529	$476	$546	$435	$1,986	$423	$481	$620	$586	$2,110	$578	$589	$1,167
Growth Rate						(20)%	1%	14%	35%	6%	37%	22%	29%

1 These totals do not include certain items recorded in Corporate which are not allocated to the segments. There are no changes to the company's previously reported total consolidated revenue or operating earnings/(loss).

2 The recast segment results reflect changes in the elimination of inter-segment revenue and allocated corporate expenses for shared functions, which are driven by the reporting structure change effective in the third quarter of fiscal 2024. For example, reflecting the changes in allocated corporate expenses, segment profit for the former Pharmaceutical Segment would have decreased by $10M and $13M in fiscal 2023 and fiscal 2022, respectively, with corresponding increases to segment profit for the former Medical Segment.
The sum of the components and certain computations may reflect rounding adjustments.